UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2005

Patient Safety Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-124594 (Commission File Number)	13-3419202 (I.R.S. Employer Identification Number)

100 Wilshire Blvd., Ste. 1750, Santa Monica, CA 90401
(Address of principal executive offices) (zip code)

(310) 752-1416
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2005, SurgiCount Medical, Inc. (“SurgiCount”), a wholly owned subsidiary of Patient Safety Technologies, Inc. (the “Company”), and the Company entered into an employment agreement (the “New Agreement”) with Richard Bertran, which replaces and supercedes Mr. Bertran’s employment agreement (the “Prior Agreement”) with the Company dated July 15, 2005.

The New Agreement clarifies that Mr. Bertran is an employee of SurgiCount, rather than an employee of the Company as was reflected in the Prior Agreement. The New Agreement is effective as of July 18, 2005. Mr. Bertran’s annual base compensation is $200,000. In addition, Mr. Bertran is entitled to receive: (a) options to purchase 200,000 shares of the Company’s common stock with a strike price of $5.00 per share, which options will vest annually over three years; and (b) 10,000 restricted shares of the Company’s common stock as a signing bonus. Mr. Bertran also may receive the following stock options upon accomplishing milestones: (a) options to purchase 50,000 shares of the Company’s common stock when SurgiCount reaches $5 million in sales; and (b) options to purchase 50,000 shares of the Company’s common stock when Mr. Bertran accomplishes certain other unspecified milestones to be mutually agreed upon among Mr. Bertran, SurgiCount’s Chief Executive Officer and Health West Marketing Incorporated, a consultant to the Company. Mr. Bertran is also entitled to participate in all of SurgiCount’s employee benefit plans in effect from time to time. The employment agreement has an initial term of three years and will automatically renew for successive one-year periods unless sooner terminated. Mr. Bertran and SurgiCount have the right to terminate Mr. Bertran’s employment agreement at any time during the employment term for any reason. SurgiCount may also terminate the employment agreement at any time for “cause” (as defined in the employment agreement). If the employment agreement is voluntarily terminated by Mr. Bertran or if SurgiCount terminates the agreement for cause, then all unvested stock options and/or unearned milestone bonuses will be forfeited and all obligations of the parties will end except SurgiCount must continue to reimburse Mr. Bertran for reasonable out-of-pocket business expenses related to his employment with SurgiCount, Mr. Bertan must continue to maintain the confidentiality of any confidential information about SurgiCount and SurgiCount may be required to indemnify Mr. Bertran for certain liabilities in connection with his employment. If SurgiCount voluntarily terminates the employment agreement without cause, then: (a) if the termination date is before 15 months after the effective date of the employment agreement, SurgiCount must pay Mr. Bertran severance compensation in cash equal to 15 months of base compensation, plus award the milestone option grants to the extent the milestones are met within the employment term; (b) if the termination date occurs within the final 15 months of the initial term, SurgiCount must pay Mr. Bertran severance compensation in cash through the remaining initial term of the agreement; and (c) all unvested stock options will become automatically vested.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated October 31, 2005 between SurgiCount Medical, Inc., Patient Safety Technologies, Inc. and Richard Bertran

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Dated: November 2, 2005	By:	/s/ Milton Ault
Name: Milton “Todd” Ault, III
Title: Chief Executive Officer